Exhibit 99. 1

RAYONT INC. - RAYT, Acquires Prema Life Pty Ltd and GGLG Properties Pty Ltd to Consolidate its Biotechnology and Health Care Portfolio.

Queensland, Australia, Dec. 23, 2020 (GLOBE NEWSWIRE) — Rayont Inc. (“Rayont” or the “Company”) (OTC PINK: RAYT), an expanding company focused on biotechnology, education and technology industries globally, today completed the acquisition of naturopathic and homeopathic manufacturer and distributor, Prema Life Pty Ltd (Prema Life). The Company also acquired 100% ownership of GGLG Properties Pty Ltd (GGLG) as trustee for (ATF) Gillard Property Trust, the property where Prema Life operates. Whilst this is a related party transaction, all relevant documents are being executed on an arm’s length basis and in keeping with all necessary legal and regulatory requirements.

Under the agreement Rayont Inc, through its wholly owned subsidiary Rayont (Australia) Pty Ltd, acquires 100% of the total outstanding shares and units of Prema Life, and GGLG in exchange for AU$1.5M (approximately US$1.1M) cash payable over seven installments within 180 days to Thealikasa (Australia) Pty Ltd who is the sole shareholder of record of Prema Life and GGLG, a major shareholder in Rayont Inc. The price is a 10% discount of the combined Net Tangible Asset value of both Companies.

In the event that Rayont Inc is unable to pay in cash, Thealikasa (Australia) Pty Ltd will accept shares based on a 20% discount of the average share price for the last 30 trading days from the December 22, 2020, that is USD 0.87 per share.

To comply with Australian foreign investment rules and regulations, Rayont (Australia) Pty Ltd is required to obtain written consent from the Australian Foreign Investment Review Board before the transfer of shares and units of GGLG Properties Pty Ltd (ATF) Gillard Property Trust.

Marshini Thulkanam, President and CEO of Rayont Inc stated, “the acquisition of Prema Life and GGLG, in addition to our earlier investments in Next Generation Photo Dynamic Therapy (NGPDT) to treat cancer, enables Rayont to become one of the premiere one-stop nutraceutical biotechnology companies with research & development, manufacturing, distribution, education and support capabilities in Australia and the South East Asian region. With more than 20 years of trading history, Prema Life is positioned to increase revenue and profitability moving forward.”

About Prema Life Pty Ltd

Prema Life is a HACCP certified manufacturer and supplier of functional foods and supplements, and of practitioner only naturopathic and homeopathic medicines. The Company produces an extensive range of products including proteins, green blends, sports nutrition, weight management and maintenance, and health and wellness products. Prema Life is well positioned through expanded contract manufacturing arrangements, direct to practitioner sales, over the counter sales via distributors, and through increased online sales of proprietary branded products. The company hosts regular educational webinars and seminars for its extensive practitioners’ network to learn about the products, which in turn facilitates sales to their customers.

Prema Life has been in alternative health products manufacturing, distribution and support for more than 20 years and has a total workforce of 22 people as of the day of the acquisition. Its revenues for the financial year ending June 30, 2020 were US$1,769,746, and a net loss of US$46,917 (based on today’s exchange rate).

About GGLG Properties Pty Ltd

GGLG is the owner and operator of 11 Aldinga Street, Brendale, Queensland, 4500, Australia. The facility has an area of 21,000 square feet with single floor buildings and is leased to Prema Life. The immediate plan is to build a double story building of 37,673 square feet for office, production and logistical support of Prema Life. The design and planning for this are in process at present.

The expanded facility will enable Prema Life to significantly increase production capacity and expand the scope of its product range and service offering in line with future growth strategies.

About Rayont Inc.

Rayont Inc. is a Nevada based company incorporated since 2011. As an expanding company, Rayont focuses on biotechnology, education and technology industries globally. The Company has made significant investments in the biotechnology and life sciences sectors by acquiring assets to operate cancer treatment technologies.

In addition to having plans to grow its biotechnology portfolio by identifying, acquiring and integrating other assets within the healthcare area, the Company has investments in technology and education assets that offer remote education, artificial intelligence (AI), augmented reality (AR), remote learning solutions, end-to-end employee engagement platforms, and cloud-based platform technologies.

For further information, please visit www.rayont.com

SAFE HARBOR

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933, are subject to Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbors created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and other results and further events could differ materially from those anticipated in such statements. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Company Contact:

Investor Relations

ir@rayont.com

Rayont Inc. acquires Rayont International (Labuan) Inc to Grow and Consolidate its Healthcare and Cancer Treatment Portfolio.

Gold Coast, Queensland, September. 30, 2020 (GLOBE NEWSWIRE) – Rayont Inc. (OTC Pink: RAYT) (the “Company” or “Rayont”) today announced that pursuant to an executed agreement it has acquire all of the issued and outstanding shares of Rayont International (Labuan) Inc (“RIL”), a Malaysian Offshore company as Exclusive Licensee of a Cancer Treatment technology for Sub-Sahara African Region.

Under the agreement, Rayont acquired 100% outstanding shares of RIL for the aggregated amount of USD 1.8 Million. Rayont shall issue shares equivalent to the acquisition amount based on share price closed on September 29, 2020.

Marshini Thulkanam, the CEO and President of the Company said, “the acquisition of RIL is an exciting news and for us as it completes all the ingredients required to venture into cancer treatment. The Next Generation Photo Dynamic Therapy (NGPDT) technology is currently undergoing medical human trials in Australia, China and other jurisdictions and the trial results have shown positive results thus far.”

About Rayont International (Labuan) Inc

Rayont International (Labuan) Inc is an on offshore company incorporated in Labuan, Malaysia which offers attractive 3% tax on profit. The company is clinical-stage life sciences company that holds the exclusive license for registering and commercializing Photosoft technology for treatment of all cancers across Sub-Sahara African region. The technology has been licensed in Australia, New Zealand, China, Malaysia and Sub-Sahara Africa. The human clinical trial efforts have started in Australia and China conducted by Hudson Medical Institute, Australian.

About Photodynamic Therapy (PDT)

Photosoft technology as an improved next generation Photodynamic Therapy. PDT uses non-toxic photosensitizers and visible light in combination with oxygen to produce cytotoxic-reactive oxygen that kills malignant cells, shuts down tumors and stimulates the immune system. In contrast to surgery, or radiotherapy and chemotherapy which are mostly immunosuppressive, PDT causes acute inflammation, expression of heat-shock proteins, and invasion and infiltration of a tumor by leukocytes.

About Rayont Inc.

Rayont Inc. is a Nevada based incorporated since 2011. Since December of 2017, the Company has started to invest in healthcare. With the acquisition of THF Holdings in Australia the Company has significant investment in life science as a sector to operate and cancer treatment as an area that it will develop its expertise and business. The Rayont Inc plans to grow its healthcare portfolio by identifying, acquiring and integrating others assets in the healthcare area.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933, are subject to Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbors created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and other results and further events could differ materially from those anticipated in such statements. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Contact information Investor Relations ir@rayont.com